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                                                                      EXHIBIT 1



                             EAGLE BANCSHARES, INC.




                                  COMMON STOCK
                          ($1.00 PAR VALUE PER SHARE)



                          AGREEMENT AMONG UNDERWRITERS
                                   INCLUDING
                             UNDERWRITING AGREEMENT
                                      AND
                           SELECTED DEALER AGREEMENT
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                      Interstate/Johnson Lane Corporation
                           945 East Paces Ferry Road
                             Atlanta, Georgia 30326

                         Morgan Keegan & Company, Inc.
                              Morgan Keegan Tower
                               Fifty Front Street
                            Memphis, Tennessee 38103



                             EAGLE BANCSHARES, INC.

                                  COMMON STOCK
                          ($1.00 PAR VALUE PER SHARE)
                         AGREEMENT AMONG UNDERWRITERS

                                                              ____________, 1996

To each of the Underwriters named in Schedule I to the attached Underwriting Agreement

Ladies and Gentlemen:

         This is to confirm that the Underwriters agree among themselves as follows with reference to their proposed purchases severally of an aggregate of 1,300,000 shares (the "Firm Shares") and up to an aggregate of 195,000 additional shares (the "Optional Shares") of Common Stock, $1.00 par value per share (the "Common Stock"), of Eagle Bancshares, Inc., a Georgia corporation (the "Company"). The Firm Shares and any Optional Shares which the Underwriters elect to purchase pursuant to the Underwriting Agreement (as hereinafter defined) are collectively referred to herein as the "Shares."

         1. Each Underwriter agrees that it will purchase, on the terms and subject to the conditions of an underwriting agreement in substantially the form attached hereto (the "Underwriting Agreement"), the number of Shares provided therein to be purchased by it (such number of Shares, including any Shares to be so purchased by such Underwriter pursuant to Section 9 of the Underwriting Agreement, being herein referred to as the "underwriting obligation" of such Underwriter). Each Underwriter authorizes us as its representatives (collectively, the "Representatives" and individually, a "Representative") to execute and deliver the Underwriting Agreement in substantially the form attached hereto and to exercise in our discretion all of the authority vested in us therein. We are also authorized to take all action that
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we may believe desirable in carrying out the provisions of the Underwriting
Agreement, including authority to agree to changes in those who are to be Underwriters and, subject to the following paragraph, in the number of Firm Shares and Optional Shares to be set forth opposite the name of such Underwriter in Schedule I to the Underwriting Agreement, and to agree to any variation in the terms of performance of the Underwriting Agreement and this Agreement which, in our judgment, will not have a material adverse effect upon the interests of the Underwriters.

         Notwithstanding the provisions of the preceding paragraph, the consent of an Underwriter shall be required for any increase in the number of Shares to be purchased by such Underwriter under the Underwriting Agreement, except in the following cases: (a) an increase in the number of Shares to be purchased by such Underwriter, which is caused by the failure of another Underwriter or Underwriters to perform its or their obligations under the Underwriting Agreement; or (b) an increase in the number of such Shares as a result of (i) an increase in the aggregate number of Shares proposed to be purchased by the Underwriters as a whole, (ii) a reallotment of Shares among the Underwriters, or (iii) any other cause, which in any such case (i) through (iii) results in an aggregate net change of 25% or less in the number of Shares to be purchased by such Underwriter.

         2. The Firm Shares shall be released for sale to the public at the initial public offering price as soon after the execution and delivery of the Underwriting Agreement as in our judgment is advisable, but (except with the consent of such of the Underwriters whose underwriting obligations aggregate fifty-one percent or more of the Firm Shares under the Underwriting Agreement) not later than the seventh full business day after the execution and delivery of the Underwriting Agreement.

         Each Underwriter authorizes us, for its account, to exercise all or such portion of any over-allotment option to purchase Optional Shares under the Underwriting Agreement as we in our discretion shall determine.

         3. Each Underwriter authorizes us, for its account, to reserve for sale, and to sell and deliver to securities dealers selected by us, who may include any of the Underwriters, such number as we may determine of the Shares which such Underwriter agrees to purchase under the Underwriting Agreement. Such sales shall be made for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable and so long as Shares of the respective Underwriters are available therefor, as the respective numbers of Shares initially so reserved for such sales. Such sales shall be made at the public offering price, less a concession initially of not in excess of $.____ per share with respect to the Shares so sold. Underwriters and such dealers may allow a portion of such concession (the "reallowance") initially of not in excess of $.___ per share of the Shares so sold to (i) any member of the National Association of Securities Dealers, Inc. (the "NASD"), acting as principal or as buyer's agent, provided such member agrees in writing that the reallowance is to be retained and not reallowed in whole or in part and also agrees in writing to comply with Section 24 of Article





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III of the Rules of Fair Practice of the NASD or (ii) foreign dealers or institutions ineligible for membership in the NASD that agree in writing (x) that the reallowance is to be retained and not reallowed in whole or in part,
(y) not to resell Shares (A) to purchasers in, or to persons who are nationals of, the United States of America or (B) when there is a public demand for the Shares, to persons specified as those to whom members of the NASD participating in a distribution may not sell and in connection therewith, comply with the Interpretation with respect to Free-Riding and Withholding of the NASD, and (z) to comply, as though such foreign dealer or institution were a member of the NASD, with Sections 8, 24, 25 to the extent applicable to foreign nonmember brokers or dealers, and 36 of such Article.

         Each Underwriter also authorizes us to reserve for sale, and authorizes us or any Underwriter designated by us to sell and deliver for its account to such retail purchasers as we may select, at the public offering price, such number as we may determine of the Shares which such Underwriter agrees to purchase under the Underwriting Agreement. Such reservations and sales to retail purchasers shall be made for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable and so long as Shares of the respective Underwriters are available therefor, as the respective underwriting obligations of the Underwriters.

         Each Underwriter further authorizes us to reserve for sale, and authorizes us or any Underwriter designated by us to sell and deliver for its account to certain of the Company's directors, officers and employees to be specified by the Company in accordance with Section 2 of the Underwriting Agreement (the "Directed Share Purchasers") at the public offering price, less the concession to dealers, such number as we may determine of the Directed Shares (as defined in Section 2 of the Underwriting Agreement) which such Underwriter agrees to purchase under the Underwriting Agreement. Such reservations and sales to Directed Share Purchasers shall be made for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable and so long as Directed Shares of the respective Underwriters are available therefor, as the respective underwriting obligations of the Underwriters.

         At or before the time the Firm Shares are released for sale to the public, we will advise each Underwriter as to the number of Firm Shares initially reserved for sale for its account pursuant to this Section. Each Underwriter authorizes us from time to time to add to the reserved Shares any Shares of such Underwriter then remaining unsold and to release to it any reserved Shares of such Underwriter then remaining unsold.

         Each Underwriter authorizes us, on its behalf and as its Representatives, to take all such actions as we may deem advisable in respect of all matters pertaining to sales of reserved Shares to dealers, to retail purchasers and to Directed Share Purchasers, including the right to make variations in the selling arrangements, and, after the Firm Shares are released for sale for the public, to vary from time to time the offering price, concessions and reallowances to dealers, and other terms of sale of the Shares hereunder and under such selling arrangements.





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         4.      Sales of Shares by Underwriters, except as otherwise set forth herein, shall be on the terms specified under the selling arrangements then in effect. Each Underwriter represents that in connection with the offering it has conformed, and agrees that it will conform, with the provisions of Rule 10b-6 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with regard, among other things, to trading by underwriters.

         5. We may, in our discretion, charge the account of any Underwriter with an amount equal to the concession allowed to dealers in respect of each Share purchased under the Underwriting Agreement by such Underwriter and not sold by us for its account (and each Share which we believe has been substituted therefor) which may be delivered against a purchase contract made by us for the account of any Underwriter prior to the later of
(a) the termination of all of the provisions referred to in Section 10 hereof or (b) the covering by the Representatives of any short position created by them for the accounts of the Underwriters pursuant to Section 9 hereof, or in lieu of such charge, require such Underwriter to repurchase on demand at the total cost thereof (including commissions), plus transfer taxes, any such Share so delivered.

         6. Upon our request each Underwriter will deliver to Interstate/Johnson Lane Corporation payment for the Shares to be purchased by such Underwriter under the Underwriting Agreement in an amount equal to the initial public offering price for such Shares less the concession to dealers. Such payment shall be made in such form and at such times and places as may be specified in such request, and each Underwriter authorizes Interstate/Johnson Lane Corporation to make payment for such Shares against their delivery for its account hereunder.

         7. We shall remit to each Underwriter, as promptly as practicable, the amounts received by us from retail purchasers and dealers and Directed Share Purchasers as payment in respect of Shares sold by us for the account of such Underwriter pursuant to the provisions of Section 3 hereof for which payment has been received, less the concession to dealers (a) in the case of amounts received from retail purchasers, (b) in the case of amounts received from Directed Share Purchasers, and (c) in the case where amounts received from dealers are equal to the public offering price. Shares purchased by each Underwriter under the Underwriting Agreement and not reserved or sold by us for its account pursuant to the provisions of Section 3 hereof shall be delivered to such Underwriter as promptly as practicable after their receipt by us. Any Shares so purchased by any Underwriter and so reserved which remain unsold at any time prior to the settlement of accounts hereunder may, in our discretion, and shall, upon the request of such Underwriter, be delivered to such Underwriter, but, until the termination of all of the provisions referred to in
Section 10 hereof, for carrying purposes only.

         Each Underwriter which is a member of The Depository Trust Company authorizes us, in our discretion, to arrange for delivery of Shares to such Underwriter and for payment therefor by and to such Underwriter through the facilities of The Depository Trust Company.





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         Each Underwriter, however, authorizes Interstate/Johnson Lane
Corporation, in its discretion, as agent for such Underwriter, to advance funds, charge current interest rates, or arrange loans for such Underwriter's account in connection with the purchase or carrying of its Shares held for its account under this Agreement and for any other of the purposes of this Agreement, to execute and deliver any notes or other instruments evidencing such advances or loans, to hold or pledge as security therefor any or all of its Shares and to give all instructions to the lenders with respect to any such loans and the proceeds thereof, which instructions the lenders are hereby authorized to accept. In the event of any such advance or loan, repayment thereof shall, in the discretion of Interstate/Johnson Lane Corporation, be effected prior to the making of any remittance or delivery pursuant to this Section.

         Each Underwriter agrees that, from time to time prior to the settlement of accounts hereunder, it will furnish to us such information as we may request in order to determine the number of Shares purchased by it under the Underwriting Agreement which then remains unsold, and such Underwriter will upon our request sell to us for the account of any Underwriter as many of such unsold Shares as we may designate at the public offering price, less all or any part of the concession to dealers as we may determine. The provisions of
Section 5 hereof shall not be applicable in respect of any such sale.

         8. In the event of failure of any Underwriter to tender payment for Shares as provided under the Underwriting Agreement, we shall have the right under the provisions thereof to arrange for other persons, who may include ourselves and any other Underwriters, to purchase the Shares which such defaulting Underwriter agreed to purchase, and we shall also have the right, subject to Section 1 hereof, to increase pro rata the original underwriting obligations of the non-defaulting Underwriters to provide for the purchase of the Shares which such defaulting Underwriter agreed to purchase, but in neither case will such arrangements relieve such defaulting Underwriter from liability for its default.

         9. Each Underwriter authorizes Interstate/Johnson Lane Corporation, in its discretion and for the account of such Underwriter, to over-allot Firm Shares, and to purchase and sell shares of Common Stock, for long or short account, in such amounts, at such prices, on such terms and in such manner as Interstate/Johnson Lane Corporation may determine; provided, however, that at no time (except as expressly set forth herein in the event of default of any Underwriter in carrying out its commitment under this Section) shall the net commitment of any Underwriter, for either long or short account, resulting from such over-allotments or such purchases and sales pursuant to this Section 9 exceed 15% of the number of Firm Shares which such Underwriter agrees to purchase under the Underwriting Agreement (it being agreed for the purposes of such calculation that the net commitment for short account of any Underwriter shall be deemed to be reduced by the maximum number of Optional Shares which such Underwriter is entitled to purchase under the Underwriting Agreement). It is understood that the representatives may have made purchases of securities of the Company for stabilizing purposes prior to the time this Agreement became binding upon the Underwriters or any particular





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Underwriter with respect to the offering of the Shares, and each Underwriter agrees that any securities so purchased shall be treated as having been purchased for the respective accounts of the Underwriters pursuant to the foregoing authorization. Each Underwriter authorizes Interstate/Johnson Lane Corporation, in its discretion and for the account of such Underwriter, to cover any short position, or sell any long position, created by Interstate/Johnson Lane Corporation for the account of such Underwriter pursuant to this Section, in such amounts, at such prices, on such terms and in such manner as Interstate/Johnson Lane Corporation may determine. Such purchases and sales, through over- allotments or otherwise, shall be for the respective accounts of the Underwriters in the same proportions, as nearly as may be practicable, as the respective underwriting obligations of the Underwriters; provided, however, that, if any Underwriter defaults in carrying out its commitment under this Section, the other Underwriters not so defaulting shall assume its commitment in the same proportions as the respective underwriting obligations by such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. Each Underwriter agrees that it will, upon the request of Interstate/Johnson Lane Corporation, take up at cost (but, in the discretion of Interstate/Johnson Lane Corporation, until the termination of all of the provisions referred to in
Section 10 hereof, for carrying purposes only) shares of Common Stock so purchased by Interstate/Johnson Lane Corporation for the account of such Underwriter, and deliver to Interstate/Johnson Lane Corporation shares of Common Stock so sold for the account of such Underwriter, through over-allotment or otherwise. Interstate/Johnson Lane Corporation shall have full discretionary power to pay such commissions in connection with such purchases and sales as it may deem proper and to charge such commissions on purchases and sales effected by them.

         In the event that the Representatives effect any stabilizing purchases pursuant to this Section, they will notify each Underwriter promptly of the date and time when the first purchase is effected and the date and time when such stabilizing is terminated. Each Underwriter agrees that, without the prior permission of Interstate/Johnson Lane Corporation, it will not effect any stabilizing purchases. Each Underwriter agrees that, if stabilizing is effected, it will provide Interstate/Johnson Lane Corporation with such information and reports as are required in relation to such stabilization pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Exchange Act.

         10. The provisions of the first sentence of Section 9 hereof will terminate at the close of business on the 30th full business day after the Firm Shares are released by us for sale to the public, unless any of such provisions are terminated at such earlier time as we may determine by notice to that effect sent to each Underwriter.

         11. We may charge against the account of each Underwriter any and all expenses and transfer taxes incurred by us on such Underwriter's behalf and as its representatives in connection with the purchase and sale of the Shares or preparations therefor. All expenses of a general nature incurred by us shall be borne by the Underwriters in the same proportions as





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the respective underwriting obligations of the Underwriters.  In the event of the failure of any Underwriter to fulfill its obligations hereunder, the expenses chargeable to such Underwriter pursuant to this Agreement and not paid, as well as any additional expenses arising from such default, may be charged against the other Underwriters not so defaulting in the same proportions as the respective underwriting obligations of such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. Our ascertainment of all expenses and apportionment thereof shall be conclusive.

         We shall not be accountable for interest on funds of any of the Underwriters at any time in our hands, and any such funds may be held by us unsegregated from our general funds.

         12. As compensation for our services to each of the Underwriters in connection herewith, each Underwriter agrees to pay us an amount equal to $.____ per Share, in respect of the underwriting obligation of such Underwriter, and authorizes us, at our election, to charge its account therefor.

         13. Each of the Underwriters acknowledges that it has received copies of the documents stated in Section l(a) of the Underwriting Agreement to have been filed with the Commission prior to the date of the Underwriting Agreement and delivered to us for it. The Registration Statement and Prospectus (as defined in the Underwriting Agreement) may be further amended or changed, but no such amendment or change (unless disapproved by us) shall release any Underwriter hereunder or under the Underwriting Agreement.

         14. Each Underwriter represents that it is a registered dealer or broker under the Exchange Act, that it is a member in good standing of the NASD, that it is actually engaged in the investment banking or securities business and that in making sales of Shares it will comply with the Rules of Fair Practice of the NASD, including, without limitation, Section 24 of Article III thereof. We will file on behalf of the several Underwriters with the NASD such required documents and information, if any, which have been furnished to us for filing pursuant to applicable rules, statements and interpretations of the NASD.

         15. In taking all actions hereunder, except in the performance of our own obligations hereunder and under the Underwriting Agreement, we shall act only as representatives of each of the Underwriters. Our authority as Representatives hereunder and under the Underwriting Agreement may be exercised by us jointly or by Interstate/Johnson Lane Corporation on behalf of us as Representatives. Nothing contained herein shall constitute the Underwriters partners or render any of them liable to make payments otherwise than as herein provided. If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code, as amended. Each Underwriter authorizes Interstate/Johnson Lane Corporation, in its discretion, on behalf of such Underwriter, to execute such evidence of such election as may be required by the Internal Revenue Service.





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         16.     We shall be under no liability (except for our own want of good faith and for obligations expressly assumed by us hereunder) for or in respect of: the validity or value of, or title to, any shares of Common Stock; the form of, or the statements contained in, or the validity of, the Registration Statement, any Preliminary Prospectus (as defined in the Underwriting Agreement), the Prospectus, any amendment or supplement thereto, any document which may be incorporated by reference therein, or any letters or instruments executed by or on behalf of the Company or others; the form or validity of the Underwriting Agreement or this Agreement; the delivery of the Shares; the performance by the Company or others of any agreement on its or their part; the qualification for sale of the Shares or the legality of the Shares for investment under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this Section shall be deemed to relieve us from any liability imposed by the Securities Act of 1933, as amended (the "Act"),

         17.     (a)      Each Underwriter agrees to indemnity, hold harmless
and reimburse each other Underwriter and each person, if any, who controls such other Underwriter within the meaning of Section 15 of the Act, to the extent, and upon the terms, that such Underwriter agrees to indemnity, hold harmless and reimburse the Company and certain other persons pursuant to the provisions of Section 8 of the Underwriting Agreement. This indemnity agreement shall remain in full force and effect regardless of any investigation made by or on behalf of such other Underwriter or controlling person or any statement made to the Commission as to the results thereof.

                 (b) Each Underwriter agrees to pay upon our request, as contribution, its proportionate share, based upon the respective underwriting obligations of the Underwriters, of any losses, claims, damages or liabilities, joint or several, under the Act or otherwise, paid or incurred by any Underwriter (including us, individually or as representatives of the Underwriters) to any person other than an Underwriter (including amounts paid by an Underwriter as contribution), arising out of or based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendment or supplement thereto, any document which may be incorporated by reference therein, or any other selling or advertising material used with the consent of Interstate/Johnson Lane Corporation by the Underwriters in connection with the sale of the Shares, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) any act or omission to act or any alleged act or omission to act by us, individually or as Representatives of the Underwriters, or by the Underwriters, as a group but not individually, in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Shares; and each Underwriter will pay such proportionate share of any legal or other expenses reasonably incurred by us or with our consent, in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this paragraph, appropriate adjustment may be made by us to reflect any





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amounts received by any one or more Underwriters, pursuant to Section 8 of the
Underwriting Agreement or otherwise, in respect of the claim upon which such obligation is based. In respect of any claim there shall be credited against the amount of any Underwriter's obligation under this paragraph any loss, damage, liability or expense which is paid or incurred by such Underwriter as a result of any such claim being asserted against it, and, if such loss, damage, liability or expense is paid or incurred by such Underwriter subsequent to any payment by it pursuant to this paragraph, appropriate provision shall be made to effect such credit, by refund or otherwise. If any claim to which the provisions of this paragraph would be applicable is asserted, we may take such action in connection therewith as we deem necessary or desirable, including retention of counsel for the Underwriters, and in our discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of any counsels retained by us shall be included in the amounts of the Underwriter's obligations under this paragraph. At our discretion, we may consent to being named as the representatives of a defendant class of Underwriters. Any Underwriter may elect to retain at its own expense its own counsel and, on advice of such counsel and with our consent, may settle or consent to the settlement of any such claim. We may settle or consent to the settlement of any such claim, on advice of counsel retained by us, with the approval of a majority-in-interest of the Underwriters. Whenever any Underwriter receives notice of the assertion of any claim to which the provisions of this paragraph would be applicable, such Underwriter will give prompt notice thereof to us.

         Whenever we receive notice of the assertion of any such claim, we will give prompt notice thereof to each Underwriter. We also will furnish each Underwriter with periodic reports, at such times as we deem appropriate, as to the status of any such claim and the action taken by us in connection therewith. In the event of the failure of any Underwriter to fulfill its obligations under this paragraph, such obligations may be charged against the other Underwriters not so defaulting in the same proportions as the respective underwriting obligations of such other Underwriters, without, however, relieving such defaulting Underwriter from its liability therefor. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expense paid or incurred, and any amount received, by any person controlling any Underwriter within the meaning of Section 15 of the Act, which has been paid or incurred or received by reason of such control relationship, shall be deemed to have been paid or incurred or received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         18. As promptly as may be practicable after termination of all of the provisions referred to in Section 10 hereof and completion of transactions under Section 9 hereof, any shares of Common Stock held by us for the account of any Underwriter shall be delivered by us to such Underwriter, and the net credit or debit balance of each Underwriter shall be paid to it or collected from it by us, but we may establish such reserves as we may deem advisable against any expenses or claims not then ascertained. If at such termination the aggregate number of shares of Common Stock so held by us does not exceed 15% of the aggregate underwriting





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obligation of the Underwriters, we may in our discretion sell such securities for the accounts of the several Underwriters at such prices, on such terms and in such manner as we may determine. Any Shares which are held by us for the account of any Underwriter by reason of a default by a dealer or other purchaser in respect of the purchase thereof pursuant to a sale under Section 3 hereof shall, in our discretion, be purchased from time to time by the Underwriters in the same proportions, as nearly as may be practicable, as the respective numbers of Shares theretofore contracted for sale thereunder to dealers or other purchasers, as the case may be, for the respective accounts of the Underwriters, at the net price at which such Shares were contracted for sale to such dealer or other purchaser, and we are authorized to make appropriate charges and credits to the respective accounts of the Underwriters for this purpose. Notwithstanding any distribution and settlement of accounts hereunder, each Underwriter shall remain liable for its proper proportion of any transfer tax or any other liability which may be asserted against us or any one or more of the Underwriters in respect of this Agreement or the Underwriting Agreement based upon the claim that the Underwriters constitute a partnership, an association, an unincorporated business or other separate entity.

         19. Any notice to any Underwriter shall be deemed to have been duly given if mailed, sent by telex or facsimile transmission or delivered in person to such Underwriter at the address set forth in its Underwriters' Questionnaire or telex constituting such Underwriters' Questionnaire. Any such notice shall take effect upon receipt thereof.

         20. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         21. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         Please confirm that the foregoing is in accordance with your understanding by signing a counterpart hereof as indicated below.





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                             Very truly yours,

                             Interstate/Johnson Lane Corporation
                             Morgan Keegan & Company, Inc.

                             By:  Interstate/Johnson Lane Corporation



                             By:     ______________________________
                                     Richard G. Steingraber
                                     Managing Director


Confirmed as of the date hereof:


______________________________
Attorney-in-fact for the
several Underwriters named in
Schedule I to the attached
Underwriting Agreement.






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                             EAGLE BANCSHARES, INC.

                                  COMMON STOCK


                          ($1.00 PAR VALUE PER SHARE)


                             UNDERWRITING AGREEMENT



                            __________________, 1996


Interstate/Johnson Lane Corporation
Morgan Keegan & Company, Inc.
  As Representatives of the several
  Underwriters named in Schedule I hereto
c/o Interstate/Johnson Lane Corporation
945 East Paces Ferry Road
Atlanta, Georgia 30326

Ladies and Gentlemen:

     Eagle Bancshares, Inc., a Georgia corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as the representatives (the "Representatives") an aggregate of 1,300,000 shares (the "Firm Shares") of the Company's common stock, par value $1.00 per share (the "Common Stock"). The Firm Shares are to be sold to the Underwriters, acting severally and not jointly, in such amounts as are set forth in Schedule I hereto opposite the name of such Underwriter. The Company also proposes to grant to the Underwriters an option to purchase up to an aggregate of 195,000 additional shares of Common Stock as provided for in Section 2 of this Agreement for the purpose of covering over-allotments (the "Optional Shares"). The Firm Shares and the Optional Shares are collectively referred to herein as the "Shares."

1.       Representations and Warranties of the Company.

         (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (i) The Company meets the requirements for use of Form S-2 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement with respect to the Shares on Form S-2 (File No. 33-____________) under the Act; such registration statement (including all financial schedules and exhibits thereto, all documents incorporated by reference therein pursuant to
Item 12 of Form S-2 under the Act and any information deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Act) and any amendment thereto, each in the form heretofore delivered to you, and delivered to you for each of the other Underwriters, has been declared effective by the Commission in such form; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated, instituted or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in such registration statement, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, being hereinafter called the "Prospectus");

         (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

         (iii) The Registration Statement on the date it shall become effective (the "Effective Date") conformed, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus conformed, in all material respects, with the requirements of the Act and the rules and regulations of the Commission thereunder and do not, as of the Effective Date of the Registration Statement and any amendment thereto and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration

Statement is not so described or filed as required by the Act; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

         (iv) The Company (as hereinafter defined) has not sustained since the date of the latest unaudited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or as a result of any other dispute or court or governmental action, order or decree or otherwise, except as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Time of Delivery (as defined in Section 4 hereof) there will not be, any change in the capital stock, or long-term debt or short-term debt of the Company, any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, prospects, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus. Except as disclosed in or contemplated by the Prospectus, the Company has not incurred or undertaken, and prior to the Time of Delivery (as defined in Section 4 below) will not incur or undertake, any material liability or obligation, direct or contingent, not disclosed in the Registration Statement or Prospectus which is material to the business or financial condition of the Company; and except as disclosed or contemplated by the Registration Statement or Prospectus, the Company has not declared or paid, and prior to the Time of Delivery (as defined in Section 4 hereof) will not declare or pay, any dividend on its capital stock;

         (v) The Company and each of its direct and indirect subsidiaries other than Tucker Federal Savings and Loan Association (the "Bank") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdictions in which it is incorporated, with full power and authority to own, lease or operate its properties and conduct its businesses as now conducted and described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Company; the Bank is duly organized and validly existing as a stock savings and loan association and is in good standing under the laws of the United States with full power and authority to own, lease or operate its properties and conduct its business as now conducted and described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, of the Bank; and the Bank is a member in good standing of the Federal Home Loan Bank of Atlanta, and is in addition a member in good standing of the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") with its deposit accounts insured by the SAIF up to applicable limits;

         (vi) The execution, delivery and performance of this Agreement by the Company has been duly and validly authorized by all necessary corporate or other action, and this Agreement, upon its due authorization, execution and delivery by the Underwriters, constitutes a valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, subject to bankruptcy laws, insolvency, reorganization and other laws relating to or affecting creditors' rights and general equitable principles and except as rights to indemnity and contribution hereunder may otherwise be limited by federal or state law or public policy;

         (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, are not subject to any preemptive or similar rights and conform to the description thereof contained in the Prospectus; none of the outstanding shares of capital stock has been issued in violation of any preemptive rights (contractual or other); all shares of Common Stock subject to outstanding options or warrants, if any, have been duly authorized and when issued in accordance with the terms of the applicable option or warrant, will be validly issued, fully-paid and non-assessable and will not be issued in violation of any preemptive rights (contractual or other); except as disclosed in or contemplated by the Registration Statement or the Prospectus, there are no outstanding options, warrants or other rights which require the issuance or sale of, and there is no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company; the Company owns beneficially and of record all authorized and issued capital stock of the Bank and of Eagle Real Estate Advisers, Inc. ("EREA"), and the Bank owns beneficially and of record all authorized and issued capital stock of Eagle Service Corp. ("Eagle Service"), Prime Eagle Mortgage Corporation ("Prime Eagle") and Eagle A.R.M.S., Inc. (the capital stock of the Bank, EREA, Eagle Service, Prime Eagle and Eagle A.R.M.S., Inc. is hereinafter collectively referred to as the "Subsidiary Stock"); all of such issued and outstanding shares of Subsidiary Stock have been duly and validly authorized and issued and are fully-paid and nonassessable, and except as disclosed in or contemplated by the Registration Statement or the Prospectus, there are no outstanding options, warrants or other rights which require the issuance or sale of, and no commitment, plan or arrangement to issue, any Subsidiary Stock, or any or any security convertible into or exchangeable for any such stock;

         (viii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully-paid and nonassessable, will not be subject to any preemptive or similar rights and will conform to the description of the Common Stock contained in the Prospectus; and the Underwriters will receive good and marketable title to the Shares to be issued and delivered by the Company hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders' agreements and voting trusts other than those that may be or might have been created by the Underwriters;

         (ix) The issue and sale of the Shares hereunder, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all required corporate or other action on the part of the Company, will not conflict (with or without the giving of notice or the passage of time or both) or result in a breach or violation of any of the terms or provisions of, constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or (ii) any of the provisions of the articles of incorporation or bylaws or other constituent instrument of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is or was required, the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

         (x) The Company is not, nor with the giving of notice or passage of time or both would be, (i) in violation of any provision of its articles of incorporation or bylaws or other constituent instrument, (ii) in default in the performance of any material obligation, agreement or condition in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, or (iii) in violation of any judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation of any court or other governmental authority applicable to the business or properties of the Company, the effect of which violation would be materially adverse to the Company, including, without limitation, any rule, regulation or order of, any agreement or understanding with, or any commitment to, the OTS, the FDIC or any other supervisory or regulatory authority that could result in any enforcement action against the Company, any of its subsidiaries or their officers or directors which might materially and adversely affect the Company's financial condition, results of operations, business or assets; and the Company is in compliance in all material respects with the statutes, rules and regulations of any state or other jurisdiction in which the Company does business;

         (xi) The financial statements of the Company, together with related schedules and notes forming part of the Registration Statement and the Prospectus, present fairly the financial condition, results of operations and cash flows of the Company on the bases stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods specified; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus, including without limitation, all pro forma and financial information, are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

         (xii) The Company has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are set forth or described in the Prospectus or such as do not materially affect the value of such property; and any real property and buildings held under lease by the Company are held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, and no default has occurred or is continuing under such leases that might result in any material adverse change in the financial condition, results of operations or cash flows of the Company;

         (xiii) Except as may otherwise be disclosed in the Registration Statement and Prospectus, the Company is in material compliance with all federal, state and local laws, rules and regulations relating to environmental protection, and the Company is not otherwise aware of any material liabilities, contingent or otherwise, to which it or any of its properties are subject pursuant to such laws, rules and regulations, the noncompliance with which or the existence of which would have a material adverse effect on the financial condition, results of operations, cash flows or business of the Company; the Preliminary Prospectus and the Prospectus contain or incorporate by reference, if and to the extent required, appropriate disclosure of the material effects that compliance with federal, state and local provisions which have been enacted or adopted, regulating the discharge of materials into the environment or otherwise relating to the protection of the environment, may have upon the capital expenditures, earnings and competitive position of the Company and its subsidiaries, in accordance with Regulation S-K, Item 101(c)(xii) and Item 103, and consistent with published Commission interpretations thereof; no real property currently or previously owned or operated by the Company or any direct or indirect subsidiary of the Company (whether such property is or was used in operations, held for investment, as real estate owned, in trust or otherwise):
(i) was or is being used for the handling, treatment, storage or disposal of any Hazardous Substance (as defined below); (ii) has been or is subject to any release, discharge, spillage or disposal of any Hazardous Substance or soil or water contamination by any Hazardous Substance; (iii) has or contains any underground storage tank; or (iv) has any building or other improvement containing any asbestos or any asbestos-containing materials; which ownership or operation reasonably may be expected to result in liability to the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; "Hazardous Substance" shall refer to any hazardous or toxic substance or waste as those terms are defined by any applicable federal or state law or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section
6901 et seq., and petroleum, petroleum products and oil;

         (xiv) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would, individually or in the aggregate, have a material adverse effect upon the financial position, results of operations or cash flows of the Company; and, to the Company's knowledge, no such proceedings are threatened or contemplated by any person, including governmental authorities or others;

         (xv) Arthur Andersen LLP and KPMG Peat Marwick LLP, each of whom have certified certain financial statements of the Company included in the Registration Statement and the Prospectus, are, and were during the periods covered in their respective reports included in the Registration Statement and Prospectus, independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder, and have no interest required to be disclosed in the Registration Statement or the Prospectus pursuant to Item 10 of Form S-2;

         (xvi) The Company's system of internal accounting controls taken as a whole are, in the opinion of management, sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements;

         (xvii) No labor dispute is known to exist with the Company's employees or is known to be imminent which could materially adversely affect the Company;

         (xviii) The Company is duly registered as a savings and loan holding company and it and each of its direct and indirect subsidiaries has all permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its properties and conduct its businesses in the manner described in the Prospectus unless the failure to have such permits would not have a material adverse effect on the financial condition, results of operations or business of the Company; the Company and each of its direct and indirect subsidiaries has fulfilled and performed in all respects all of its material obligations with respect to such permits; and the Company is not aware of any event which allows, or after notice, lapse of time or both would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such permit, except as set forth in the Prospectus;

         (xix) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof (or has obtained extensions for such filings as permitted by applicable law) and has paid all taxes shown as owing thereon as and when due, or the Company is engaged in bona fide negotiations or discussions with applicable government agencies with respect to the amount of taxes alleged to be due which amounts, including interest and penalties, if any, would not have a material adverse effect on the financial condition or results of operations (when considered on an annualized basis) of the Company;

         (xx) The Company has not (i) taken, and at the Time of Delivery (as defined in Section 4 hereof) will not have taken, directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares; or (ii) since the filing of the Registration Statement, except for the marketing of the Shares and the payment to the Underwriters of the compensation contemplated by
Section 2 of this Agreement, (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another person to purchase any securities of the Company;

         (xxi) Neither the Company, nor, to the Company's knowledge, any director, officer, agent, employee or other person acting on behalf of the Company, has directly or indirectly: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

         (xxii) The Shares have been duly authorized for quotation on the National Association of Security Dealers, Inc. National Market System ("NASDAQ/NMS");

         (xxiii) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

         (xxiv) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws, or, to the extent not duly registered or the subject of an available exemption under such federal and state securities laws, the applicable statute of limitations relating to any violation thereof has expired or any such violations have been effectively waived;

         (xxv) The Company has all licenses or other rights to use, patents, trade secrets, trademarks, service marks, trade names and copyrights (collectively, "Intangibles") currently used to conduct its business as described in the Prospectus, and the Company has not granted any lien or encumbrance on, or any right or license with respect to any such Intangibles, except as described in the Prospectus or except as would not have a material adverse effect on the financial condition, results of operations or business of the Company; there is no claim pending against the Company with respect to any such Intangibles, and the Company has not received notice that its use of such Intangibles infringes upon or conflicts with the rights of any third party; and

         (xxvi) Except as set forth or contemplated in the Prospectus, no holder of any security of the Company has any right, not effectively satisfied or waived, to require registration of shares of Common Stock or any other security of the Company.

         (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. Whenever used in this Section 1, the term "Company" shall refer to Eagle Bancshares, Inc. and each of its direct and indirect subsidiaries, individually and collectively, unless the context otherwise requires.

         2. Purchase and Sale of the Shares. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price per share of $_________, the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall elect to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been made (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election all or less than all of the Optional Shares on a pro rata basis, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only once and by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 below) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         Notwithstanding the foregoing, the Company shall have the right to direct the Underwriters, subject to the Underwriters' receipt of approval from the National Association of Securities Dealers, Inc. ("NASD"), to offer and sell up to ten percent (10%) of the Firm Shares (the "Directed Shares") (to be allocated among the Underwriters on a pro rata basis according to the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereto) to specified Company directors, officers and employees at the per share public offering price set forth on the cover page of the Prospectus, less the concession to dealers set forth in Section 3 of the Agreement Among Underwriters.

         3. Offering by the Underwriters. Upon the authorization by you of the release of the Firm Shares after the Registration Statement becomes effective, the several Underwriters propose to offer the Firm Shares and the Optional Shares, if any, for sale upon the terms and conditions set forth in the Prospectus.

         4. Delivery of the Shares. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as the Representatives may request upon at least 48 hours prior written notice to the Company, shall be delivered by or on behalf of the Company to you for the account of such Underwriters at the offices of The Depository Trust Company, 55 Water Street, New York, New York 10041 or at such other place as the parties may agree, against payment by such Underwriters or on its behalf of the purchase price therefor by certified or official bank check or checks in next day available funds to the Company, all at the offices of Interstate/Johnson Lane Corporation, 945 East Paces Ferry Road, Atlanta, Georgia 30326. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:00 am, Eastern Time, on the [SIXTH] [THIRD] full business day after the Registration Statement becomes effective, or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:00 am, Eastern Time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or such other time and date as you may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging by you or on your behalf at least 24 hours prior to each Time of Delivery at the offices of The Depository Trust Company, 55 Water Street, New York, New York 10041 or, upon at least one full business day's prior notice to the Company, at any other specified location in New York, New York, Atlanta, Georgia or at such other place as the parties may agree.

         5. Agreements of the Company. The Company covenants and agrees with each of the Underwriters:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the date of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to any Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain withdrawal of such order at the earliest possible time;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for such reasonable time as may be necessary to complete the distribution of the Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) To make generally available to its stockholders as soon as practicable, but in any event not later than the 45th day after the end of the fourth fiscal quarter that follows the fiscal quarter that includes the effective date of the Registration Statement (as defined in Rule 158(c)), a statement of the Company on a consolidated basis (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

         (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any capital stock of the Company (other than issuances pursuant to employee and director stock option plans existing on the date of this Agreement or options outstanding thereunder) or any security convertible into or exchangeable for capital stock of the Company, without the prior written consent of Interstate/Johnson Lane Corporation;

         (f) For so long as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries on a consolidated basis, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company and its Subsidiaries on a consolidated basis for such quarter in reasonable detail;

         (g) During the period of five years from the Effective Date (provided the Company's Common Stock continues to be publicly-traded), to furnish and deliver to you as soon as they are available (i) copies of all reports or other communications (financial or other) furnished to stockholders and copies of any reports and financial statements furnished to or filed with the Commission or NASDAQ/NMS or any national securities exchange on which any class of securities of the Company is listed and (ii) such additional information concerning the business and financial condition of the Company and its Subsidiaries, if any, as you may, from time to time, reasonably request (subject to the Underwriters' obligation to handle any material nonpublic information provided to them by the Company in a confidential manner and in accordance with their obligations under applicable federal securities laws);

         (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds;" and

         (i) To use its reasonable best efforts to maintain the inclusion of the Common Stock on the NASDAQ/NMS (or on a national securities exchange) for a period of five years after the Effective Date (provided the Company's Common Stock continues to be publicly-traded).

         6. Expenses. The Company covenants and agrees with the several Underwriters that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's and any Subsidiary's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of preparing, printing or producing any Agreement Among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the preparation and distribution of Blue Sky Memoranda, not to exceed $__________; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares and other costs, fees and expenses incident to the listing of the Shares on the NASDAQ/NMS; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) all stock transfer taxes, if any, incident to the sale and delivery of the Shares to the Underwriters;
(viii) the travel and lodging expenses of employees of the Company who participate in the advertising and marketing of the Shares; and (ix) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood that except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, travel and out-of-pocket expenses, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. Conditions to the Underwriters Obligations. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of each Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Registration Statement shall have been declared effective; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

         (b) Holland & Knight, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated each Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Long, Aldridge & Norman, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you and your counsel, and substantially in the form that is attached hereto as Exhibit A;

         (d) On the date hereof and on the effective date of each filed post-effective amendment to the Registration Statement and also at each Time of Delivery, Arthur Andersen LLP and KPMG Peat Marwick LLP shall have furnished to you a comfort letter or letters, dated the respective date of delivery thereof, and otherwise in form and substance satisfactory to you and your counsel stating that they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Act and of the rules and regulations of the Commission thereunder, that they have no interest required to be disclosed in the Registration Statement or the Prospectus pursuant to
Item 10 of Form S-2, and to the effect that:

                 (i) They are, and were during the periods covered in their report(s) included in the Registration Statement and the Prospectus, independent certified public accountants with respect to the Company and its direct and indirect subsidiaries within the meaning of the Act and the rules and regulations of the Commission thereunder;

                 (ii) In their opinion, the consolidated financial statements audited by them and the related schedules included in the Prospectus or the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder;

                 (iii) On the basis of limited procedures, but not an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements of the Company and related notes included in the Registration Statement and Prospectus, the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) the unaudited financial data of the Company and its subsidiaries included in the Prospectus or Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder or are not presented on a basis substantially consistent with that of the audited financial statements included in the Prospectus or Registration Statement;

                          (B) the unaudited amounts set forth under the caption "Selected Financial Data" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited consolidated financial statements included in, or incorporated by reference into, the Registration Statement and the Prospectus;

                          (C) as of a specified date not more than five days prior to the Time of Delivery, there have been any changes in the capital stock or any increase in the long-term debt of the Company, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                          (D) for the period from September 30, 1995 to the specified date referred to in clause (C) above there were decreases in the total or per share amounts of net income or increases in the rates of charge offs or allowances for loan losses, in each case as compared with the comparable period of the preceding year, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                 (iv) In addition to the audit referred to in their report(s) included in the Prospectus and on the basis of certain other limited procedures, including an inspection of minute books of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters, which are derived from the accounting records of the Company or accounting records subject to its system of internal accounting controls, which appear in the Prospectus, or in exhibits and schedules to the Registration Statement, specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with these accounting records of the Company and have found them to be in agreement;

In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that the Underwriters shall have reasonably determined, after discussions with officers of the Company responsible for financial and accounting matters and with Arthur Andersen LLP, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the stockholders' equity or long-term debt of the Company as compared with the amounts shown in the latest consolidated balance sheets of the Company included in the Prospectus, or a material adverse change in total revenues or net income, of the Company, in each case as compared with the corresponding period of the prior year;

         (e) No Underwriter shall have advised the Company that the Registration Statement, Preliminary Prospectus or the Prospectus, or any amendment or any supplement thereto, contains an untrue statement of fact which, in your reasonable judgment, is material, or omits to state a fact which, in your reasonable judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading and the Company shall not have cured such untrue statement of fact or stated a statement of fact required to be stated therein;

         (f) On or after the date hereof there shall not have occurred any of the following: (i) a general suspension or material limitation in trading in securities on the New York Stock Exchange or the NASDAQ/NMS, or limitation on prices for securities on any such exchange or NASDAQ/NMS other than imposition of so called circuit breakers; (ii) a general moratorium on commercial banking activities in New York or Georgia declared by either Federal or State authorities; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (f) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated by the Prospectus;

         (g) The Shares to be sold by the Company at such Time of Delivery shall have been duly authorized for quotation on the NASDAQ/NMS;

         (h) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in such offering;

         (i) The Company shall have furnished or caused to be furnished to you at such Time of Delivery mutually agreed upon certificates of officers of the Company satisfactory to you and your counsel as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (a) of this Section, and as to such other matters as you may reasonably request;

         (j) At each Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may have reasonably requested prior to that Time of Delivery for the purpose of reasonably enabling them to pass upon the issuance and sale of the Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters; and

         (k) The Company shall have furnished or caused to be furnished to you at or prior to the First Time of Delivery lock-up agreements in form and scope satisfactory to the Underwriters and their counsel from all stockholders, executive officers and directors of the Company as of the date hereof.

         8.      (a)      The Company agrees to indemnify and hold harmless
each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein; and provided further, that as to any Preliminary Prospectus this indemnity agreement shall not inure to the benefit of any Underwriter on account of any loss, claim, damage, liability or action arising from the sale of the Shares to any person by the Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus, unless such failure resulted from noncompliance by the Company with Section 5(c).

         (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by such Underwriter through you expressly for use therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. No such action shall be settled by the indemnified party without the consent of the indemnifying party, which consent shall not be unreasonably withheld. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by each party from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting' discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, each prospective director of the Company named in the Registration Statement, and to each other person, if any, who controls the Company within the meaning of the Act.

         9. Default of Underwriter. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with the effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you or the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided, however, that nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; provided, however, that nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the

Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

         11. Effectiveness. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof, but, if the Shares are not delivered by or on behalf of the Company as provided herein for the reason that the Company and Arthur Andersen LLP do not comply with or otherwise satisfy the conditions imposed upon them to perform pursuant to
Section 7 hereof and such nonperformance continues for over a period of twelve
(12) calendar months, the Company will, at the request of the Underwriters, reimburse the Underwriters through you for all reasonable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel not to exceed $________________, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriting in respect of the Shares not so delivered except as provided in Section 6 and Section 8 hereof.

         12. Notices. (a) In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Interstate/Johnson Lane Corporation on behalf of you as the Representatives.

         (b) All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex, or facsimile transmission to you as the representative in care of Interstate/Johnson Lane Corporation, 945 East Paces Ferry Road, Atlanta, Georgia 30326, Attention: Senior Vice President - Syndicate Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. Miscellaneous. (a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely by reason of such purchase.

         (b) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

         (d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.


                                      Very truly yours,

                                      Eagle Bancshares, Inc.


                                      By:______________________________
                                          Conrad J. Sechler, Sr.
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer
Accepted as of the date hereof at
Atlanta, Georgia:

Interstate/Johnson Lane Corporation
Morgan Keegan & Company, Inc.

By:  Interstate/Johnson Lane Corporation

By:______________________________
    Richard G. Steingraber
    Managing Director

On behalf of each of the Underwriters

                                   SCHEDULE I


           UNDERWRITERS                     NUMBER OF FIRM                    NUMBER OF OPTIONAL
           ------------                     --------------                    ------------------
                                             SHARES TO BE                       SHARES TO BE
                                             ------------                       ------------
                                               PURCHASED                         PURCHASED IF
                                                                                 ------------
                                               ---------                        MAXIMUM OPTION
                                                                                --------------
                                                                                  EXERCISED
                                                                                  ---------


  Interstate/Johnson Lane
  Corporation


  Morgan Keegan &
  Company, Inc.





  TOTAL


                                   EXHIBIT A

               [FORM OF LONG, ALDRIDGE & NORMAN OPINION TO COME]

                               1,300,000 SHARES(1)

                             EAGLE BANCSHARES, INC.

                                  COMMON STOCK

                          ($1.00 PAR VALUE PER SHARE)

                           SELECTED DEALER AGREEMENT

                           __________________,  1996

Ladies and Gentlemen:

     The underwriters named in the enclosed prospectus, on whose behalf we are acting as representatives, have severally agreed to purchase from Eagle Bancshares, Inc., a Georgia corporation (the "Company"), an aggregate of 1,300,000 shares of the Common Stock (the "Shares") of the Company, as set forth in the enclosed prospectus and subject to the terms of the underwriting agreement referred to therein. The Shares are described in the prospectus, additional copies of which will be supplied in reasonable quantities upon request to us.

         1. Offering to Dealers. One or more of the several underwriters acting through us are severally offering a portion of the Shares to certain dealers (the "Dealers") as principals, at the public offering price thereof set forth on the cover of the Prospectus less a concession of $.___ per Share. The offering of Shares to Dealers may be made on the basis of reservations or allotments against subscription. We are advising you by telegram of the method and terms of the offering. Acceptances of any reserved Shares received at the office of Interstate/Johnson Lane Corporation, 945 East Paces Ferry Road, Atlanta, Georgia 30326, after the time specified therefor in the telegram, and any subscriptions for additional Shares, will be subject to rejection in whole or in part. Subscription books may be closed by us at any time without notice, and the right is reserved to reject any subscription in whole or in part.

         2. Offering by Dealers. Upon receipt of the aforementioned telegram, the Shares purchased by you may be reoffered to the public in conformity with the terms of offering set forth in the Prospectus. You may, in accordance with the rules of the National Association of Securities Dealers, Inc. (the "NASD"), allow a discount from the public offering price of not more than $.____ per Share with respect to Shares sold by you to (i) certain dealers that are members of the NASD and that agree to comply with the provisions of
Section 24 of Article III of the Rules of Fair Practice of the NASD and (ii) foreign dealers or institutions ineligible for





____________________

     1 Plus an option to purchase up to 195,000 shares to cover overallotments.

membership in the NASD that agree (x) not to resell Shares (A) to purchasers in, or to persons who are nationals of, the United States of America or (B) when there is a public demand for the Shares, to persons specified as those to whom members of the NASD participating in a distribution may not sell, and (y) to comply, as though such foreign dealer or institution were a member of the NASD, with Sections 8, 24, 25 to the extent applicable to foreign nonmember brokers or dealers, and 36 of such Article.

         Neither you nor any other person is, or has been, authorized by the Company or us to give any information or make any representation in connection with the sale of the Shares other than those obtained in the prospectus.

         It is assumed that the Shares will be effectively placed for investment. In the event that, during the term of this Agreement, we shall purchase or contract to purchase any Shares purchased by you hereunder, we may, at our election, either (a) require you to repurchase such Shares at a price equal to the total cost of such purchase by us, including brokerage commissions, if any, and transfer taxes on the recovery, or (b) charge you with and collect from you an amount equal to the selling concession originally allowed you with respect to the Shares so purchased by us.

         3. Payment and Delivery. Payment for the Shares which you shall have agreed to purchase hereunder shall be made by you at such time and place as we shall direct by certified or bank cashier's check payable in next-day available funds to our order, against delivery of such Shares. Additional Shares confined to you shall be delivered on such date or dates as we shall advise you.

         4. Blue Sky Matters. We and the underwriters shall have no obligation or responsibility with respect to the right of any dealer to sell the Shares in any jurisdiction, notwithstanding any information which may be furnished as to the jurisdictions under the securities laws of which it is believed the Shares may be sold. In compliance with the General Business Law of New York, it will be necessary for you to file a Further State Notice respecting the Shares, in the form required by said Law, prior to offering any of the Shares in such state.

         5. Termination. This Agreement shall terminate thirty (30) days after the initial public offering, but may be extended for a period or periods not exceeding in the aggregate fifteen (15) days as we may determine. We may terminate this Agreement at any time without prior notice. Notwithstanding termination of this Agreement, you shall remain liable for your proportion of any transfer tax or other liability which may be asserted or assessed against us or any of the Dealers based upon the claim that the Dealers or any of them constitute a partnership, an association, an unincorporated business or other separate entity.

         6. Obligations and Position of Dealers. Your acceptance hereof will constitute an obligation on your part to purchase, upon the terms and conditions hereof, the aggregate amount of Shares reserved for and accepted by you and to perform and observe all the terms and conditions hereof.

         You are not authorized to act as our agent or as agent for any of the underwriters in offering Shares to the public or otherwise. Nothing contained herein shall constitute the Dealers an association, or partners with us, or any of the underwriters, or with each other.

         You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares purchased by this Agreement which then remain unsold by you and will, upon our request at such time or times, sell to us for our account such number of such unsold shares as we may designate, at the public offering price less an amount to be determined by us, not in excess of the concession allowed you.

         We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising hereunder. We shall be under no liability to you, except for our own want of good faith obligations assumed in this Agreement, and any liabilities arising under the Securities Act of 1933, as amended. No obligation not expressly assumed by us in this Agreement shall be implied hereby or inferred herefrom.

         7. Notices. All communications from you should be addressed to us at the office of Interstate/Johnson Lane Corporation, 945 East Paces Ferry Road, Atlanta, Georgia 30326. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is mailed.

         Please confirm this Agreement by signing and returning at once the duplicate copy of the letter enclosed herewith.

                                  Very truly yours,

                                  Interstate/Johnson Lane Corporation
                                  Morgan Keegan & Company, Inc.

                                  By:      Interstate/Johnson Lane Corporation



                                  By:______________________________
                                       Richard G. Steingraber
                                       Managing Director

Interstate/Johnson Lane Corporation
Morgan Keegan & Company, Inc.
  As Representatives of the several Underwriters
c/o Interstate/Johnson Lane Corporation
945 East Paces Ferry Road
Atlanta, Georgia 30326

Ladies and Gentleman:

         The undersigned confirms its agreement to purchase shares of the Common Stock of Eagle Bancshares, Inc., subject to the terms and conditions of the foregoing agreement, and agrees to take up and pay for such shares at the price and upon the terms and conditions stated in said agreement. The undersigned hereby acknowledges receipt of the Prospectus relating to the Shares and confirms that in agreeing to purchase the Shares it has relied on said Prospectus and on no other statement whatsoever, written or oral. The undersigned represents that it has complied and will comply with the requirements of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended. The undersigned confirms that it is (i) a member of the National Association of Securities Dealers, Inc. and agrees to comply with the provisions of Section 24 of Article III of the Rules of Fair Practice of such Association or (ii) a foreign dealer or institution ineligible for membership in such Association that hereby agrees (x) not to resell shares (A) to purchasers in, or to persons who are nationals of, the United States of America or (B) when there is a public demand for the Shares, to persons specified as those to whom members of such Association participating in a distribution may not sell, and (y) to comply, as though it were a member of such Association, with Sections 8, 24, 25 (to the extent applicable to foreign non-member brokers or dealers) and 36 of such Article.

Dated: __________, 1996


                                        ______________________________
                                        [Name of Firm]



                                        By:___________________________
                                        Title:________________________